Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2003

Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-23999	58-2373424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(Address of principal executive offices)

(770) 955-7070
(Registrant’s telephone number, including area code)

ITEM 9 — REGULATION FD DISCLOSURE

     On February 26, 2003, Alan J. Dabbiere, Chairman of the Board of Directors of Manhattan Associates, Inc. (the “Company”) and Deepak Raghavan, a director of the Company, each entered into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which each of them may sell shares of the Company’s Common Stock. Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions.

     Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company, nor to report modifications, terminations, transactions or other activities under such plans.

     Certain information in this Current Report on Form 8-K is furnished pursuant to Item 9 and such information shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

	By:	/s/ David K. Dabbiere

David K. Dabbiere Chief Legal Officer and Secretary

Dated: February 27, 2003

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